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                                                                     Exhibit 5.1

             [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]


Direct Line: 212.859.8535
Direct Fax Line: 212.859.8589
Email:  roshke@ffhsj.com




December 8, 2003

Innova, S. de R.L. de C.V.
Insurgentes Sur 694, Piso 8
Colonia Del Valle
03100 Mexico, D.F.
Mexico

Ladies and Gentlemen:

     We have acted as U.S. counsel to Innova, S. de R.L. de C.V. (the "Company"), a limited liability company with variable capital (sociedad de responsabilidad limitada de capital variable) organized under the laws of the United Mexican States, in connection with the preparation of a Registration Statement on Form F-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of up to U.S.$300,000,000 aggregate principal amount of 9.375% Senior Exchange Notes Due 2013 of the Company (the "New Notes") for a like principal amount of the Company's issued and outstanding 9.375% Senior Notes Due 2013 (the "Old Notes"). Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, as we have deemed necessary or


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Innova, S. de R.L. de C.V.               - 2 -                  December 8, 2003

appropriate for the purposes of this opinion. We have examined, among other documents, the following:

     (a) the Indenture dated September 19, 2003 (the "Indenture") among the Company, The Bank of New York as trustee (the "Trustee") and The Bank of New York (Luxembourg) as paying agent and transfer agent; and

     (b) the New Notes.

     The documents referred to in items (a) and (b) above are collectively referred to as the "Documents."

     In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all original or certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

     As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

     We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

     We have also assumed, for the purposes of the opinions expressed herein, that (a)(i) the Company is a limited liability company with variable capital (sociedad de responsabilidad limitada de capital variable) validly existing under the laws of the United Mexican States and has full power, authority and legal right to execute and deliver any agreements or instruments relevant hereto and to perform its obligations thereunder, (ii) each of such agreements or instruments has been duly authorized, executed and delivered pursuant to Mexican law by the Company and no other proceedings or actions

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Innova, S. de R.L. de C.V.               - 3 -                  December 8, 2003

under Mexican law are necessary for the Company to perform its obligations thereunder, and (iii) under Mexican law, each of such agreements or instruments constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     Based upon the foregoing and subject to the other limitations, qualifications and assumptions set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the New Notes have been duly authorized and executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, the New Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture.

     The opinions set forth above are subject to the following qualifications:

     A.  We express no opinion as to:

         (i) the indemnity, contribution or exculpation provisions of any agreement;

         (ii) the legality, validity, binding effect or enforceability of any provision of any agreement related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

         (iii) the enforceability of any provision of the Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Document;

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Innova, S. de R.L. de C.V.                - 4 -                 December 8, 2003


         (iv) the enforceability of any provision of the Documents requiring or relating to payment of interest (or discount or equivalent amounts) or any premium or payment at a rate or in an amount, after the maturity or after the acceleration of the respective liabilities evidenced thereby, or upon prepayment, that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture; and

         (v) The enforceability of the provisions of the New Notes providing for the indemnity by one party to any other party thereto against any loss in obtaining the currency due such party under any such agreement from a court judgment in another country.

     B. Our opinions are subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, and other similar laws relating to or affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

     C. The opinions expressed above are subject to the effect of, and we express no opinion herein as to, the application of the securities or Blue Sky laws of any state of the United States, including the State of New York.

     The opinions expressed herein are limited to the federal law of the United States of America and the laws of the State of New York as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

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Innova, S. de R.L. de C.V.                - 5 -             December 8, 2003

     The opinions expressed herein are solely for your benefit in connection with the Registration Statement and may not be relied upon for any purpose except as specifically provided for herein, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                         Very truly yours,


                                FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                By:  /s/     Kenneth Rosh
                                    ----------------------------------
                                             Kenneth Rosh